As filed with the Securities and Exchange Commission on March 14, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

Registration Statement
Under The Securities Act of 1933

JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45‑4870634 (I.R.S. Employer Identification No.)

780 Memorial Drive Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)

Jounce Therapeutics, Inc. 2017 Stock Option and Incentive Plan Jounce Therapeutics, Inc. 2017 Employee Stock Purchase Plan (Full title of the plan)
______________________________________________________________________________________________________

Richard Murray, Ph.D. Chief Executive Officer and President Jounce Therapeutics, Inc. 780 Memorial Drive Cambridge, Massachusetts 02139 (Name and address of agent for service)

(857) 259-3840 (Telephone number, including area code, for agent for service)
________________________________________________________________________________________________________

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non‑accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is being filed to register an additional 2,067,769 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Jounce Therapeutics, Inc. (the “Registrant”) issuable under the Registrant's 2017 Stock Option and Incentive Plan (the “2017 Option Plan”) and an additional 516,942 shares of Common Stock issuable under the Registrant's 2017 Employee Stock Purchase Plan (the “2017 ESPP”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of:
•the Registration Statement on Form S-8, File No. 333-215794, filed by the Registrant with the Securities and Exchange Commission on January 27, 2017 relating to the 2017 Option Plan and 2017 ESPP, except for Item 8, Exhibits;
•the Registration Statement on Form S-8, File No. 333-223519, filed by the Registrant with the Securities and Exchange Commission on March 8, 2018 relating to the 2017 Option Plan and 2017 ESPP, except for Item 8, Exhibits;
•the Registration Statement on Form S-8, File No. 333-230088, filed by the Registrant with the Securities and Exchange Commission on March 6, 2019 relating to the 2017 Option Plan and 2017 ESPP, except for Item 8, Exhibits;
•the Registration Statement on Form S-8, File No. 333-236687, filed by the Registrant with the Securities and Exchange Commission on February 27, 2020 relating to the 2017 Option Plan and 2017 ESPP, except for Item 8, Exhibits;
•the Registration Statement on Form S-8, File No. 333-253496, filed by the Registrant with the Securities and Exchange Commission on February 25, 2021 related to the 2017 Option Plan and 2017 ESPP, except for Item 8, Exhibits; and
•the Registration Statement on Form S-8, File No. 333-263215, filed by the Registrant with the Securities and Exchange Commission on March 2, 2022 related to the 2017 Option Plan, 2017 ESPP and Stock Option Inducement Award, except for Item 8, Exhibits.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1
Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K (File No. 001-37998) filed March 8, 2018)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K (File No. 001-37998) filed March 8, 2018)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-215372) filed December 30, 2016)
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1
Jounce Therapeutics, Inc. 2017 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-215372) filed January 17, 2017)

99.2
Jounce Therapeutics, Inc. 2017 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37998) filed November 13, 2017)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on this 10th day of March, 2023.

JOUNCE THERAPEUTICS, INC.

By:	/s/ Richard Murray
Richard Murray, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Jounce Therapeutics, Inc., hereby severally constitute and appoint Richard Murray and Kim C. Drapkin and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Jounce Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Murray	President, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2023
Richard Murray, Ph.D.

/s/ Kim C. Drapkin	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2023
Kim C. Drapkin

/s/ Jigar Raythatha	Chairman of the Board of Directors	March 10, 2023
Jigar Raythatha

/s/ Luis A. Diaz, Jr.	Director	March 10, 2023
Luis A. Diaz, Jr., M.D.

/s/ Barbara Duncan	Director	March 10, 2023
Barbara Duncan

/s/ Robert Iannone	Director	March 10, 2023
Robert Iannone, M.D., M.S.C.E.

/s/ Robert Kamen	Director	March 10, 2023
Robert Kamen, Ph.D.

/s/ Perry Karsen	Director	March 10, 2023
Perry Karsen

/s/ Luisa Salter-Cid	Director	March 10, 2023
Luisa Salter-Cid, Ph.D.